Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS FOURTH QUARTER REVENUE OF $492 MILLION,
GAAP EPS OF $0.45, AND PRO FORMA EPS OF $0.56
— Issues 2011 Pro Forma EPS Range of $2.50 to $2.90 —

Princeton, New Jersey, January 26, 2011 — Covance Inc. (NYSE: CVD) today reported GAAP earnings for its fourth quarter ended December 31, 2010 of $0.45 per diluted share.  Included in fourth quarter results is $0.22 per diluted share in costs from the previously-announced fourth quarter restructuring actions, partially offset by a gain of $0.11 per diluted share from favorable income tax resolutions in the quarter. Excluding these items, earnings per diluted share were $0.56 in the quarter.  For the full-year, earnings per diluted share were $1.06 on a GAAP basis, inclusive of $1.15 per diluted share non-cash impairment charge incurred in the third quarter, $0.21 per diluted share in costs associated with restructuring charges incurred in the fourth quarter, partially offset by a gain of $0.27 per diluted share from favorable income tax resolutions during the year.  Excluding these items, full-year earnings per diluted share were $2.15.

“During a challenging 2010, we made progress on a number of fronts, including entering into a comprehensive strategic alliance with sanofi-aventis (which helped drive annual backlog growth of 27%), significantly lowering our cost structure, and delivering full-year net revenue growth of 3.1%,” said Joe Herring, Chairman and Chief Executive Officer.  “In the fourth quarter, on a sequential basis, revenue grew 3.0% to $492 million and operating margin (after excluding $18.4 million from the fourth quarter restructuring actions) expanded 70 basis points to 9.6%.  Early Development’s revenue increased $14 million sequentially and pro forma operating margin grew 130 basis points sequentially to 12.0% reflecting two months of results from our new Porcheville, France and Alnwick, UK sites and modest improvement in toxicology from the depressed third quarter level. As expected, Late-Stage Development revenues and pro forma operating margins were essentially flat with the third quarter levels.

“On the commercial front, solid fourth quarter business awards in Late-Stage Development led to adjusted net orders of $603 million, representing an adjusted book-to-bill ratio of 1.23 to 1. Also signed in the fourth quarter, but not included in our adjusted net orders (consistent with our practice), was a $125 million expansion and extension of an existing dedicated space toxicology agreement from a top ten pharmaceutical client.

“In the first quarter of 2011, we expect a slight increase in net revenues from the fourth quarter level, largely from higher levels of business under our alliance with sanofi-aventis.  First quarter pro forma earnings per share are expected to be in the range of $0.56 to $0.59, as incremental earnings from higher revenue levels, incremental sequential savings from the fourth quarter restructuring, and a full quarter impact of the share repurchase are expected to be offset by an expense increase of approximately $0.05 per share for incentive compensation accruals returning to normalized levels, and also by increased operating losses related to the transition of services from Vienna, Virginia to Greenfield, Indiana. Looking to the full-year 2011, Covance expects single digit percentage revenue growth and pro forma earnings per share to be in the range of $2.50 to $2.90 per diluted share, excluding costs associated with ongoing restructuring activities.  This range assumes no new strategic alliances with clients and foreign exchange rates remain at year-end 2010 levels.”

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Consolidated Results

($ in millions except EPS)	4Q10	4Q09	Change	FY2010	FY2009	Change
Total Revenues	$519.5	$507.3		$2,038.5	$1,962.6
Less: Reimbursable Out-of-Pockets	$28.0	$22.2		$112.9	$95.0
Net Revenues	$491.5	$485.1	1.3%	$1,925.6	$1,867.6	3.1%
Operating Income	$28.9	$54.9	(47.4)%	$47.5	$228.6	(79.2)%
Operating Margin %	5.9%	11.3%		2.5%	12.2%
Net Income	$28.4	$41.5	(31.7)%	$68.3	$175.9	(61.2)%
Diluted EPS	$0.45	$0.64	(29.7)%	$1.06	$2.73	(61.3)%
Impairment charge*	—	—		$(119.2)	—
Restructuring Costs*	$(18.4)	—		$(18.4)	—
Operating Income, excluding items*	$47.2	$54.9	(13.9)%	$185.1	$228.6	(19.0)%
Operating Margin %, ex items*	9.6%	11.3%		9.6%	12.2%
Favorable Income Tax Items*	$6.9	—		$17.3	$2.1
Gain on Sale, net of tax*	—	—		—	$6.3
Net Income, excluding items*	$35.1	$41.5	(15.4)%	$138.6	$167.5	(17.3)%
Diluted EPS, excluding items*	$0.56	$0.64	(13.0)%	$2.15	$2.60	(17.5)%

* See attached pro forma income statement for reconciliation of GAAP to Pro Forma amounts.

Operating Segment Results

Early Development

($ in millions)	4Q10	4Q09	Change	FY2010	FY2009	Change
Net Revenues	$220.6	$203.1	8.6%	$840.3	$791.8	6.1%
Operating Income (Loss)	$21.1	$23.1	(8.3)%	$(32.0)	$99.7	(132.1)%
Operating Margin %	9.6%	11.3%		(3.8)%	12.6%
Q4 Restructuring	$(5.4)	—		$(5.4)	—
Q2 Cost Actions	—	—		$(8.0)	—
Impairment charge	—	—		$(119.2)	—
Pro Forma Operating Income	$26.6	$23.1	15.2%	$100.7	$99.7	1.0%
Pro Forma OM%	12.0%	11.3%		12.0%	12.6%

The Company’s Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology services, discovery support, and research products.  Early Development net revenues for the fourth quarter of 2010 were $220.6 million compared to $203.1 million in the fourth quarter of 2009 and $206.5 million last quarter.  The sequential increase in revenue was primarily driven by the inclusion of two full months of results from our Alnwick and Porcheville sites as well as from modest improvement in our toxicology services in the fourth quarter.  Full year 2010 net revenues increased 6.1% to $840.3 million compared to $791.8 million in 2009.

Operating income for the fourth quarter was $21.1 million and included $5.4 million in costs associated with our fourth quarter restructuring actions. Operating income, excluding these costs, was $26.6 million, compared to $22.0 million last quarter and $23.1 million in the fourth quarter of last year. Operating margins for the fourth quarter, excluding the fourth quarter restructuring actions, were 12.0% compared to 10.7% last quarter and 11.3% in the fourth quarter of 2009. Sequentially, the expansion in operating margins was driven by results from our Alnwick and Porcheville sites, and modest improvement in toxicology services, partially offset by a

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decline in clinical pharmacology profitability, which was again impacted by study delays.  Full year operating margins were 12.0% compared to 12.6% in the prior year.

Late-Stage Development

($ in millions)	4Q10	4Q09	Change	FY2010	FY2009	Change
Net Revenues	$270.9	$281.9	(3.9)%	$1,085.3	$1,075.8	0.9%
Operating Income	$47.6	$63.8	(25.4)%	$225.5	$254.5	(11.4)%
Operating Margin %	17.6%	22.6%		20.8%	23.7%
Q4 Restructuring	$(7.1)	—		$(7.1)	—
Q2 Cost Actions	—	—		$(0.2)	—
Pro Forma Operating Income	$54.7	$63.8	(14.2)%	$232.8	$254.5	(8.5)%
Pro Forma OM%	20.2%	22.6%		21.5%	23.7%

The Late-Stage Development segment includes central laboratory, Phase II-III clinical development, and commercialization services (periapproval and market access services).  Late-Stage Development net revenues for the fourth quarter of 2010 were, as expected, essentially flat from last quarter at $270.9 million, a decline of 3.9% year-on-year.  Late-Stage Development services are being negatively impacted by a longer duration between the time a project is awarded and revenue generation begins, a higher level of project scope reductions and cancellations in 2010, and a shifting mix of central lab tests performed and kits returned. For the full year 2010, net revenues grew 0.9% to $1,085.3 million compared to $1,075.8 million in 2009.

Operating income for the fourth quarter was $47.6 million and included $7.1 million in costs associated with our fourth quarter restructuring actions. Operating income, excluding these costs, was $54.7 million, compared to $55.2 million last quarter and $63.8 million in the fourth quarter of the prior year. Pro forma operating margins were 20.2% for the fourth quarter of 2010 compared to 20.4% last quarter and 22.6% in the fourth quarter of last year. Late-stage margins continue to be impacted by the longer time period between project award and commencement of revenue, higher levels of project scope reductions and cancellations, and the testing mix and geographic mix of kit receipts in central laboratories. Full year pro forma operating margins were 21.5% compared to 23.7% in the prior year.

Corporate Information

The Company’s backlog at December 31, 2010 grew 27.3% year-over-year to $6.2 billion compared to $6.0 billion at September 30, 2010 and $4.87 billion at December 31, 2009.  Foreign exchange positively impacted sequential backlog growth by $12 million.  Adjusted net orders (net orders adjusted for contracts with minimum volume commitments) were $603 million in the fourth quarter of 2010.

Corporate expenses totaled $39.9 million in the fourth quarter of 2010 compared to $33.4 million last quarter and $32.0 million in the fourth quarter of last year.  Fourth quarter corporate expenses included $5.8 million in costs associated with our recently announced restructuring actions.  We expect corporate expenses as a percent of revenue, excluding severance and other restructuring costs, to trend lower during 2011 as the savings from the planned restructuring actions are realized.

Cash and cash equivalents at December 31, 2010 were $377 million compared to $389 million at September 30, 2010 and $289 million at December 31, 2009.  During the fourth quarter, the Company spent $250 million to repurchase shares of its outstanding common stock and has $133 million in debt outstanding resulting from borrowings related to the accelerated share repurchase.

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Free cash flow (defined as operating cash flow less capital expenditures) for the fourth quarter of 2010 was $119 million, consisting of operating cash flow of $145 million less capital expenditures of $26 million.  Free cash flow in 2010 was $208 million, consisting of operating cash flow of $334 million less capital expenditures of $126 million.  In 2011, we expect free cash flow to be approximately $100 million, consisting of operating cash flow of approximately $240 million less capital expenditures of approximately $140 million.  The free cash flow target for 2011 assumes net Days Sales Outstanding (DSO) of approximately 40 days.

Net Days Sales Outstanding (DSO) were 31 days at December 31, 2010 compared to 45 days at September 30, 2010 and 40 days at December 31, 2009.

Taxes in the fourth quarter included a benefit of $6.9 million, primarily as a result of the favorable resolution of an income tax matter. The tax rate for the quarter excluding this benefit and the tax benefit associated with the fourth quarter restructuring costs was 23.0%.

The Company’s investor conference call will be webcast on January 27 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1.9 billion, global operations in more than 25 countries, and more than 10,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2010 AND 2009

(Dollars in thousands, except per share data)

	Three Months Ended December 31			Years Ended December 31
	2010		2009	2010		2009
	(UNAUDITED)

Net revenues	$491,513		$485,065	$1,925,630		$1,867,634
Reimbursable out-of-pocket expenses	27,942		22,263	112,843		94,992
Total revenues	519,455		507,328	2,038,473		1,962,626

Costs and expenses:
Cost of revenue	346,924		337,896	1,348,498		1,277,142
Reimbursable out-of-pocket expenses	27,942		22,263	112,843		94,992
Selling, general and administrative	89,810		67,544	307,386		270,593
Depreciation and amortization	25,919		24,753	103,024		91,289
Asset impairment charges	—		—	119,229		—
Total costs and expenses	490,595	(a)	452,456	1,990,980	(b)	1,734,016

Income from operations	28,860	(a)	54,872	47,493	(b)	228,610

Other expense (income), net:
Interest expense (income), net	430		(57)	52		201
Foreign exchange transaction loss, net	1,054		353	3,649		245
Gain on sale of businesses	—		—	—		(9,681)
Other expense (income), net	1,484		296	3,701		(9,235	)(c)

Income before taxes and equity investee earnings	27,376	(a)	54,576	43,792	(b)	237,845	(c)

Tax (benefit) expense	(1,121	)(a)	13,820	(23,655	)(b)	62,870	(c)

Equity investee (loss) earnings	(119)		779	807		907

Net income	$28,378	(a)	$41,535	$68,254	(b)	$175,882	(c)

Basic earnings per share	$0.46	(a)	$0.65	$1.08	(b)	$2.76	(c)

Weighted average shares outstanding - basic	61,390,965		63,968,682	63,043,561		63,818,717

Diluted earnings per share	$0.45	(a)	$0.64	$1.06	(b)	$2.73	(c)

Weighted average shares outstanding - diluted	62,703,690		64,541,063	64,472,326		64,341,084

(a) Includes $18,362 in restructuring costs ($13,688 net of tax) and $6,946 in favorable income tax items during the three months ended December 31, 2010.

(b) Includes asset impairment charges ($119,229) and restructuring costs ($18,362) totaling $137,591 ($87,610 net of tax) and favorable income tax items totaling $17,298 during the year ended December 31, 2010.

(c) Includes a $9,026 gain on sale of Interactive Voice & Web Response Services ($5,867 net of tax) and a $655 gain on sale of Cardiac Safety Services ($426 net of tax) and favorable income tax items totaling $2,072 during the year ended December 31, 2009.

Excluding the impact of the asset impairment charges, restructuring charges, favorable income tax items and gain on sale of businesses:

Income before taxes and equity investee earnings	$45,738	$54,576	$181,383	$228,164

Taxes on income	$10,499	$13,820	$43,624	$61,554

Net income	$35,120	$41,535	$138,566	$167,517

Basic earnings per share	$0.57	$0.65	$2.20	$2.62

Diluted earnings per share	$0.56	$0.64	$2.15	$2.60

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010 and 2009

(Dollars in thousands)

	December 31	December 31
	2010	2009

ASSETS
Current Assets:
Cash & cash equivalents	$377,223	$289,469
Accounts receivable, net	261,160	285,119
Unbilled services	90,729	97,279
Inventory	82,924	80,926
Deferred income taxes	35,648	31,512
Prepaid expenses and other current assets	98,127	93,367
Total Current Assets	945,811	877,672

Property and equipment, net	843,983	921,995
Goodwill, net	127,653	127,653
Other assets	48,095	47,624
Total Assets	$1,965,542	$1,974,944

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$34,079	$36,834
Accrued payroll and benefits	107,572	111,365
Accrued expenses and other current liabilities	97,395	73,383
Unearned revenue	186,301	166,890
Short-term debt and current portion of long-term debt	45,000	—
Income taxes payable	28,827	14,272
Total Current Liabilities	499,174	402,744

Long-term debt	87,500	—
Deferred income taxes	30,531	98,945
Other liabilities	68,516	62,251
Total Liabilities	685,721	563,940

Stockholders’ Equity:
Common stock	774	764
Paid-in capital	639,341	587,995
Retained earnings	1,373,705	1,305,451
Accumulated other comprehensive income (loss)	277	(5,281)
Treasury stock	(734,276)	(477,925)
Total Stockholders’ Equity	1,279,821	1,411,004
Total Liabilities and Stockholders’ Equity	$1,965,542	$1,974,944

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(Dollars in thousands)

	Years Ended December 31
	2010	2009
Cash flows from operating activities:
Net income	$68,254	$175,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,024	91,289
Asset impairment charges	119,229	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	32,289	26,949
Deferred income tax (benefit) provision	(71,661)	33,030
Gain on sale of businesses	—	(9,681)
Loss on disposal of property and equipment	1,487	998
Equity investee earnings	(807)	(907)
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	23,959	(54,937)
Unbilled services	6,550	15,724
Inventory	(1,998)	(12,720)
Accounts payable	(2,755)	(5,163)
Accrued liabilities	20,097	(8,072)
Unearned revenue	19,411	4,174
Income taxes payable	14,797	(1,176)
Other assets and liabilities, net	2,547	3,699
Net cash provided by operating activities	334,423	259,089

Cash flows from investing activities:
Capital expenditures	(126,278)	(131,079)
Acquisition of businesses, net of cash acquired	(20,994)	(28,096)
Proceeds from sale of businesses	—	10,373
Other, net	47	29
Net cash used in investing activities	(147,225)	(148,773)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facility	35,000	(50,000)
Borrowings under long-term debt	100,000	—
Repayments under long-term debt	(2,500)	—
Stock issued under employee stock purchase and option plans	18,825	10,682
Purchase of treasury stock	(256,351)	(4,828)
Payment of debt assumed upon acquisition of business	—	(5,431)
Net cash used in financing activities	(105,026)	(49,577)

Effect of exchange rate changes on cash	5,582	7,396

Net change in cash and cash equivalents	87,754	68,135

Cash and cash equivalents, beginning of period	289,469	221,334

Cash and cash equivalents, end of period	$377,223	$289,469

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Fourth Quarter Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$491,513			$491,513
Reimbursable out-of-pocket expenses	27,942			27,942
Total revenues	519,455	—	—	519,455

Costs and expenses:
Cost of revenue	346,924			346,924
Reimbursable out-of-pocket expenses	27,942			27,942
Selling, general and administrative	89,810	(18,092)		71,718
Depreciation and amortization	25,919	(270)		25,649
Asset impairment charges	—			—
Total costs and expenses	490,595	(18,362)	—	472,233

Income from operations	28,860	18,362	—	47,222

Other expense (income), net:
Interest expense (income), net	430			430
Foreign exchange transaction loss, net	1,054			1,054
Gain on sale of businesses	—			—
Other expense (income), net	1,484	—	—	1,484

Income before taxes and equity investee earnings	27,376	18,362	—	45,738

Tax (benefit) expense	(1,121)	4,674	6,946	10,499

Equity investee (loss) earnings	(119)			(119)

Net income	$28,378	$13,688	$(6,946)	$35,120

Basic earnings per share	$0.46	$0.22	$(0.11)	$0.57

Weighted average shares outstanding - basic	61,390,965	61,390,965	61,390,965	61,390,965

Diluted earnings per share	$0.45	$0.22	$(0.11)	$0.56

Weighted average shares outstanding - diluted	62,703,690	62,703,690	62,703,690	62,703,690

(1) Represents costs incurred in connection with capacity rationalization and cost reduction actions.

(2) Represents favorable resolutions of income tax matters during the three months ended December 31, 2010.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment and Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$1,925,630			$1,925,630
Reimbursable out-of-pocket expenses	112,843			112,843
Total revenues	2,038,473	—	—	2,038,473

Costs and expenses:
Cost of revenue	1,348,498			1,348,498
Reimbursable out-of-pocket expenses	112,843			112,843
Selling, general and administrative	307,386	(18,092)		289,294
Depreciation and amortization	103,024	(270)		102,754
Asset impairment charges	119,229	(119,229)		—
Total costs and expenses	1,990,980	(137,591)	—	1,853,389

Income from operations	47,493	137,591	—	185,084

Other expense (income), net:
Interest expense (income), net	52			52
Foreign exchange transaction loss, net	3,649			3,649
Gain on sale of businesses	—			—
Other expense (income), net	3,701	—	—	3,701

Income before taxes and equity investee earnings	43,792	137,591	—	181,383

Tax (benefit) expense	(23,655)	49,981	17,298	43,624

Equity investee earnings	807			807

Net income	$68,254	$87,610	$(17,298)	$138,566

Basic earnings per share	$1.08	$1.39	$(0.27)	$2.20

Weighted average shares outstanding - basic	63,043,561	63,043,561	63,043,561	63,043,561

Diluted earnings per share	$1.06	$1.36	$(0.27)	$2.15

Weighted average shares outstanding - diluted	64,472,326	64,472,326	64,472,326	64,472,326

(1) Represents third quarter asset impairment charges totaling $119,229 and fourth quarter restructuring costs totaling $18,362.

(2) Represents favorable resolutions of income tax matters during the year ended December 31, 2010.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2009

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Income Tax Items (1)	Gain on Sale of Businesses (2)	Pro Forma

Net revenues	$1,867,634			$1,867,634
Reimbursable out-of-pocket expenses	94,992			94,992
Total revenues	1,962,626	—	—	1,962,626

Costs and expenses:
Cost of revenue	1,277,142			1,277,142
Reimbursable out-of-pocket expenses	94,992			94,992
Selling, general and administrative	270,593			270,593
Depreciation and amortization	91,289			91,289
Asset impairment charges	—			—
Total costs and expenses	1,734,016	—	—	1,734,016

Income from operations	228,610	—	—	228,610

Other expense (income), net:
Interest expense (income), net	201			201
Foreign exchange transaction loss, net	245			245
Gain on sale of businesses	(9,681)		9,681	—
Other expense (income), net	(9,235)	—	9,681	446

Income before taxes and equity investee earnings	237,845	—	(9,681)	228,164

Tax expense	62,870	2,072	(3,388)	61,554

Equity investee earnings	907			907

Net income	$175,882	$(2,072)	$(6,293)	$167,517

Basic earnings per share	$2.76	$(0.03)	$(0.10)	$2.62

Weighted average shares outstanding - basic	63,818,717	63,818,717	63,818,717	63,818,717

Diluted earnings per share	$2.73	$(0.03)	$(0.10)	$2.60

Weighted average shares outstanding - diluted	64,341,084	64,341,084	64,341,084	64,341,084

(1) Represents favorable resolutions of income tax matters during the year ended December 31, 2009.

(2) Includes a $9,026 gain on sale of Interactive Voice & Web Response Services ($5,867 net of tax) and a $655 gain on sale of Cardiac Safety Services ($426 net of tax).